Company Contact:		Investor Relations:
Richard Garr, President	(301) 366-4960	Equity Communications
Media Contact:	Planet Communications	Ira Weingarten	(805) 897-1880
Deanne Eagle	(917) 837-5866	Steve Chizzik	(908) 688-9111

For Release: February 20, 2008

NEURALSTEM INC ANNOUNCES STRATEGIC INVESTMENT BY

KOREAN CJ CHEILJEDANG CORPORATION

CJ ACQUIRES CUR STOCK FOR RIGHTS TO SPINAL CELLS IN FUTURE

Rockville, MD, February 20, 2008—Stem cell company, Neuralstem, Inc. (AMEX:CUR), announces that Korean conglomerate, CJ CheilJedang Corporation (KSE: CJ CheilJedang) has purchased an option to negotiate for the exclusive license to Neuralstem’s stem cell-products and technology after the company completes a successful human clinical trial. As part of the agreement, CJ has purchased $2.5 million worth of Neuralstem stock at $4.063 per share. The terms of the license will be negotiated after the first successful human trial. CJ exclusive markets will include: Korea, Indonesia, Philippines, Malaysia, Singapore and Vietnam, with a first right of negotiation for China and Japan. Neuralstem is planning to begin human clinical trials this year with its stem cell products.

“That CJ CheilJedang Corporation, one of Korea’s largest conglomerates, with a dominant position in key Asian markets, is acting now to secure future rights to our cells, confirms Neuralstem’s leadership position as the stem cell industry matures from research to products in the foreseeable future,” said Neuralstem CEO, Richard Garr. “We look forward to benefitting from CJ’s superior knowledge of the regulatory pathways in their various markets, which they will share with us as part of this agreement, and to generally expanding the Neuralstem presence overseas through other such agreements.”

ABOUT CJ CHEILJEDANG CORPORATION

CJ CheilJedang Corporation is a subsidiary company of CJ Group whose core businesses consists of Food & Food Services, Bio Pharma, Entertainment Media, and Home Shopping & Logistics.

CJ CheilJedang’s extensive experience in the pharmaceutical business has positioned it as one of the healthcare leaders in Korea and established a solid foundation to prepare for innovative therapeutics in markets with significant unmet needs. Ongoing investments in the stem cell field represent CJ’s commitment to improving the quality of human life. For more information, please visit www.CJ.net.

CREATING CURES FROM THE FRONTIER OF NEUROBIOLOGY

9700 Great Seneca Highway Rockville, MD 20855 301-366-4960 FAX 240-453-6208

About Neuralstem

Neuralstem's patented technology enables, for the first time, the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells into mature, physiologically relevant human neurons and glia.

Major Central Nervous System diseases targeted by the Company with research programs currently underway include: Ischemic Paraplegia, Traumatic Spinal Cord Injury, and ALS. The company's cells have extended the life of rats with ALS (Lou Gehrig's disease) in a paper published in the journal TRANSPLANTATION in collaboration with John’s Hopkins University researchers and also reversed paralysis in rats with Ischemic Spastic Paraplegia as reported in NEUROSCIENCE on June 29, 2007 in collaboration with researchers at University of California San Diego.

The company has also developed immortalized human neural stem cells for in-vitro use in drug development for the academic and pharmaceutical markets. For further information, please visit http://www.neuralstem.com.

Cautionary Statement Regarding Forward Looking Information

This press release may contain forward-looking information about Neuralstem, Inc., which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and Neuralstem's future performance, operations and products. This and other "Risk Factors" contained in Neuralstem's public filings with the SEC should be read in connection with this release. For further information on Neuralstem, please review the company's filings with the SEC including periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2007.

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